Exhibit 99.1

For Immediate Release:

ASSOCIATED CAPITAL GROUP, INC.

Reports First Quarter Results

-	Performance for our Merger Arbitrage strategy in the first quarter was 3.8% before expenses and 2.8% after expenses

-	Assets Under Management ("AUM"): $1.27 billion at March 31, 2025 compared to $1.25 billion at December 31, 2024

-	Book Value per share ended the quarter at $42.51 per share vs $42.14 per share at December 31, 2024

GREENWICH, Connecticut, May 8, 2025 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services company, today reported its financial results for the first quarter ended March 31, 2025.

In March 2025, Doug Jamieson retired as our Chief Executive Officer and President but will continue serving the Company as a Director. We thank him for his years of dedicated service and look forward to his continued contributions as a member of the Board of Directors. Patrick Huvane was named Interim Chief Executive Officer upon Doug Jamieson’s retirement.

“The prospects for Associated Capital Group remain strong and we are well positioned to grow value in the face of an uncertain environment. I am privileged to take on this opportunity to serve AC shareholders.” Mr. Huvane said.

Financial Highlights

($ in 000's except AUM and per share data)

(Unaudited)	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
AUM - end of period (in millions)	$1,268	$1,248	$1,549
AUM - average (in millions)	1,261	1,291	1,556

Revenues	2,129	5,154	3,011
Operating loss before management fee (Non-GAAP)	(4,185)	(3,059)	(2,988)
Investment and other non-operating income, net	15,834	4,372	22,625
Income before income taxes	10,546	1,179	17,655

Net income	7,669	4,280	13,821
Net income per share-diluted	0.36	0.20	0.64

Class A shares outstanding (000's)	2,194	2,234	2,469
Class B " "	18,951	18,951	18,951
Total " "	21,145	21,185	21,420

Book value per share	$42.51	$42.14	$42.80

First Quarter Financial Data

-	Assets under management ended the quarter at $1.27 billion versus $1.25 billion at December 31, 2024.

-	Book value was $42.51 per share at March 31, 2025 versus $42.14 per share at December 31, 2024.

First Quarter Results

Total revenues in the first quarter were $2.1 million compared to $3.0 million in the first quarter of 2024. Revenues generated by the GAMCO International SICAV – GAMCO Merger Arbitrage (the “SICAV”) were $0.9 million versus $1.7 million in the prior year period due to lower average AUM in 2025. All other revenues were $1.2 million compared to $1.3 million in the year-ago quarter.

Total operating expenses, excluding management fee, were $6.3 million in the first quarter of 2025 and $6.0 million in the first quarter of 2024. The increase is driven primarily by $0.9 million of mark to market expense on phantom RSA's driven by an increase in AC's stock price compared to 2024, partially offset by lower variable-based sales and marketing costs on the SICAV of $0.6 million.

Net investment and other non-operating income was $15.8 million for the first quarter of 2025 compared to $22.6 million in the first quarter of 2024. The primary driver of the 2025 quarter's results was our merger arbitrage partnerships. Interest income was lower in the 2025 quarter due to lower average interest rates in the first quarter of 2025.

For the quarter ended March 31, 2025, the management fee was $1.1 million versus $2.0 million for the three months ended March 31, 2024.

The effective tax rate applied to our pre-tax income for the quarter ended March 31, 2025 was 26.3%.  In the year ago quarter, the effective tax rate was 21.5%; 2024’s lower rate is primarily driven by deferred tax benefits from a foreign investment.

Assets Under Management (AUM)

Assets under management at March 31, 2025 were $1.27 billion, $21 million higher than year-end 2024 primarily due to market appreciation of $33 million and the impact of currency fluctuations in non-US dollar denominated classes of investment funds ($13 million). These increases were partially offset by net outflows of $25 million.

	March 31,	December 31,	March 31,
	2025	2024	2024
($ in millions)
Merger Arbitrage(a)	$1,012	$1,003	$1,262
Long/Short Value(b)	221	209	251
Other	36	36	36
Total AUM	$1,269	$1,248	$1,549

(a) Includes $401, $408, and $580 of sub-advisory AUM related to GAMCO International SICAV - GAMCO Merger Arbitrage, $70, $68, and $66 of sub-advisory AUM related to Gabelli Merchant Partners Plc (f/k/a Gabelli Merger Plus+ Trust Plc), respectively.

(b) Assets under management represent the assets invested in this strategy that are attributable to Associated Capital Group, Inc.

Alternative Investment Management

The alternative investment strategy offerings center around our merger arbitrage strategy which has an absolute return focus of generating returns independent of the broad equity and fixed income markets. We also offer strategies utilizing fundamental, active, event-driven and special situations investments.

Merger Arbitrage

For the first quarter of 2025, the longest continuously offered fund in the merger arbitrage strategy generated gross returns of 3.77% (2.81% net of fees). A summary of the performance is as follows:

			Full Year
Performance%(a)	1Q '25	1Q '24	2024	2023	2022	2021	5 Year(b)	Since 1985(b)(c)
Merger Arb
Gross	3.77	1.33	5.83	5.49	4.47	10.81	9.57	10.02
Net	2.81	0.87	3.82	3.56	2.75	7.78	7.09	7.09

(a) Net performance is net of fees and expenses, unless otherwise noted. Performance shown for an actual fund in this strategy. The performance of other funds in this strategy may vary. Past performance is no guarantee of future results.

(b) Represents annualized returns through March 31, 2025

(c) Inception Date: February 1985

Global M&A activity for the first quarter of 2025 totaled $890 billion, an increase of 15% compared to the first quarter of 2024. Technology was the most active sector with $165 billion, accounting for 19% of total value, followed by Financials ($165 billion or 19%) and Energy & Power ($126 billion or 14%). Europe was a bright spot with M&A totaling $154 billion in Q1 2025, a 12% increase compared to Q1 2024, while Asia Pacific M&A increased 59% to $187 billion. Both of these regions experienced their strongest performance in 3 years. Private Equity remained active, accounting for 21% of deal volume overall, or about $185 billion. This was the third strongest opening quarter for private equity and is indicative of the values PE firms are finding and reflective of the approximately $3 trillion of “dry powder” private equity firms have to deploy. Despite recent market volatility creating uncertainty, we believe a more accommodative antitrust environment and pent-up demand from acquirers should be supportive of ongoing M&A activity.

The Merger Arbitrage strategy is offered by mandate and client type through partnerships and offshore corporations serving accredited as well as institutional investors. The strategy is also offered in separately managed accounts, a Luxembourg UCITS (an entity organized as an Undertaking for Collective Investment in Transferrable Securities) and a London Stock Exchange listed investment company, Gabelli Merchant Partners Plc (GMP-LN) (f/k/a Gabelli Merger Plus+ Trust Plc).

Acquisitions

Associated Capital Group's plan is to accelerate the use of its capital. We intend to leverage our research and investment capabilities by pursuing acquisitions and alliances that will broaden our product offerings and add new sources of distribution. In addition, we may make direct investments in operating businesses using a variety of techniques and structures to accomplish our objectives.

Gabelli Private Equity Partners, LLC was created to launch a private equity business, somewhat akin to the success our predecessor PE firm had in the 1980s. We will continue our outreach initiatives with business owners, corporate management, and various financial sponsors. We are activating our program of buying privately owned, family started businesses, controlled and operated by the founding family.

Shareholder Compensation

On May 7, 2025, the Board of Directors declared a semi-annual dividend of $0.10 per share, which is payable on June 26, 2025 to shareholders of record on June 12, 2025.

During the first quarter of 2025, AC repurchased 39,018 Class A shares, for $1.4 million, at an average price of $36.32 per share. In the first quarter of 2024, AC repurchased 117,354 Class A shares, for $3.9 million, at an average price of $33.63 per share.

Since our spin-off from GAMCO on November 30, 2015, AC has returned $184.2 million to shareholders through share repurchases, exchange offers and dividends of $83.2 million.

At March 31, 2025, there were 21.145 million shares outstanding, consisting of 2.194 million Class A shares and 18.951 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich, Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA”). We have also earmarked proprietary capital for our direct investment business that invests in new and existing businesses. The direct investment business is developing along several core pillars including Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor. We also created Gabelli Principal Strategies Group, LLC (“GPS”) in December 2015 to pursue strategic operating initiatives.

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.

	Three Months Ended March 31
($ in 000's)	2025	2024

Operating loss - GAAP	$(5,288)	$(4,970)

Add: management fee expense (1)	1,103	1,982

Operating loss before management fee - Non-GAAP	$(4,185)	$(2,988)

(1) Management fee expense is incentive-based and is equal to 10% of Income before management fee and income taxes and excludes the impact of consolidating entities. For the three months ended March 31, 2025 and 2024, Income before management fee, income taxes and excluding consolidated entities was $11,028 and $19,822, respectively. As a result, $1,103 and $1,982 was accrued for the 10% management fee expense in the first quarters 2025 and 2024, respectively.

Table I

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Amounts in thousands)

	March 31,	December 31,	March 31,
	2025	2024	2024
ASSETS

Cash, cash equivalents and US Treasury Bills(1)	$357,813	$367,850	$395,386
Investments in securities and partnerships(1)	506,156	487,623	442,458
Investment in GAMCO stock(2)	15,599	16,920	51,026
Receivable from brokers(1)	25,458	27,634	32,966
Income taxes receivable, including deferred tax assets, net(1)	3,310	6,021	6,444
Other receivables(1)	1,752	4,778	2,126
Other assets(1)	23,169	24,463	23,776
Total assets	$933,257	$935,289	$954,182

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Payable to brokers(1)	$5,258	$5,491	$6,332
Income taxes payable, including deferred tax liabilities, net	-	-	1,723
Compensation payable(1)	12,456	17,747	11,545
Securities sold short, not yet purchased(1)	8,754	8,436	9,439
Accrued expenses and other liabilities(1)	2,149	5,317	2,514
Total liabilities	$28,617	$36,991	$31,553

Redeemable noncontrolling interests(1)	5,682	5,592	5,779

Total equity	898,958	892,706	916,850

Total liabilities, redeemable noncontrolling interests and equity	$933,257	$935,289	$954,182

(1) Certain captions include amounts related to a consolidated variable interest entity ("VIE") and voting interest entity ("VOE"); refer to footnote 4 of the Condensed Consolidated Financial Statements included in the 10-Q report to be filed for the quarter ended March 31, 2025 for more details on the impact of consolidating these entities.

(2) Investment in GAMCO stock: 674,700, 699,749 and 2,382,170 shares, respectively.

Table II

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024

Investment advisory and incentive fees	$2,004	$2,907
Other revenues	125	104
Total revenues	2,129	3,011

Compensation	4,448	3,820
Other operating expenses	1,866	2,179
Total expenses	6,314	5,999

Operating loss before management fee	(4,185)	(2,988)

Investment gain	10,892	16,794
Dividend income from GAMCO	54	95
Interest and dividend income, net	4,919	5,805
Shareholder-designated contribution	(31)	(69)
Investment and other non-operating income, net	15,834	22,625

Income before management fee and income taxes	11,649	19,637
Management fee	1,103	1,982
Income before income taxes	10,546	17,655
Income tax expense	2,777	3,798
Income before noncontrolling interests	7,769	13,857
Income attributable to noncontrolling interests	100	36
Net income attributable to Associated Capital Group, Inc.	$7,669	$13,821

Net income per share attributable to Associated Capital Group, Inc.:
Basic and Diluted	$0.36	$0.64

Weighted average shares outstanding:
Basic and Diluted	21,166	21,500

Shares outstanding - end of period	21,145	21,420

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:	Ian McAdams Chief Financial Officer (914) 921-5078 For further information please visit https://www.associated-capital-group.com/